EXHIBIT 5

                     [Letterhead of The Otto Law Group]

                              January 27, 2004

Reality Wireless Networks, Inc.
120 W. Campbell Ave., Suite E
Campbell, California 95008

      Re: Registration of Common Stock of Reality Wireless Networks, Inc., a Nevada corporation ("Reality").

Ladies and Gentlemen:

      For purposes of the registration on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), of 42,713,000 shares of common stock of Reality in connection with the (i) Consulting Services Agreements, as amended, between Reality and (a) Kevin Evans, (b) Darla Sapone, (c) I-Element, Inc., (d) Jeff Wilson, (e) Burton Goldi, (f) Associates Consulting, Inc., (ii) the Engagement Agreement between Reality and The Otto Law Group, PLLC, and (iii) the Employment Agreements between Reality and Victor Romero and Moshe Vidal (collectively, the "Agreements"), we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold in accordance with the registration statement referenced herein, such shares will be validly issued, fully paid and nonassessable shares of Reality's common stock.

      As the shares under the Agreements which are subject to this opinion are issued under a registration statement pursuant to the Securities Act, they may be issued free and clear of all restrictions, except as to the 2,586,000 shares issued to Victor Romero, which are control securities and can only be resold under Rule 144 of the Securities Act and should bear the appropriate restrictive legend.

      We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                        Very truly yours,

                                        THE OTTO LAW GROUP, PLLC

                                        /s/ The Otto Law Group, PLLC


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